UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 16, 2011, Derycz Scientific, Inc. (the “Company”) displayed a PowerPoint presentation regarding the Company at the Roth Capital Partners 23rd Annual OC Growth Stock Conference. The Company is  posting a copy of the presentation materials and a link to the webinar recording of the Company's presentation on its website, www.deryczscientific.com.

Certain matters discussed in presentation materials and webinar recording may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company's products in the market; the Company's success in obtaining new customers; the Company's success in technology and product development; the Company's ability to execute its business model and strategic plans; and all the risks and related information described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the Company's Annual Report on Form 10-K.  The Company assumes no obligation to update the cautionary information in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

	By:	/s/ Richard McKilligan
Richard McKilligan
Dated: March 16, 2011		Chief Financial Officer